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                                                                     EXHIBIT 3.4

                  CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                     AND

                               REGISTERED OFFICE

                                     *****

          McLeodUSA Incorporated          , a corporation organized
and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES

HEREBY CERTIFY:

     The present registered agent of the corporation is

The Prentice-Hall Corporation System, Inc.           and the present registered
office of the corporation is in the county of New Castle

     The Board of Directors of McLeodUSA Incorporated

adopted the following resolution on the 25th day of September, 1997.

     Resolved, that the registered office of McLeodUSA Incorporated in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

  IN WITNESS WHEREOF, McLeodUSA Incorporated          has caused this statement
to be signed by Laura J. Hahn                      , its Assistant Secretary *,
this 21st day of October 1997.


                                                               /s/ Laura J. Hahn
                                                             -------------------
                                                             Assistant Secretary
                                                             -------------------
                                                                     (Title)

* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.